E-17
Exhibit No. 3
IBF VI - Guaranteed Income Fund
Form SB-2

                  CERTIFICATE OF INCORPORATION
                               OF
                IBF PARTICIPATING INCOME FUND II


                            ARTICLE I
                              NAME

     The name of the Corporation is IBF Participating Income Fund II.

                           ARTICLE II
             REGISTERED OFFICE AND AGENT FOR SERVICE

      The address of the Corporation's registered office in the State of Delaware is in the county of New Castle, at 1013 Centre
Road, Wilmington, Delaware 10805. The name of its registered agent at such address is Corporation Service Company.

                           ARTICLE III
                       CORPORATE PURPOSES

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                           ARTICLE IV
                          CAPITAL STOCK

      The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one thousand (1,000) consisting solely of common stock, par value
$1.00 per share.

                            ARTICLE V
                       BOARD OF DIRECTORS

      The governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of the Corporation, provided that the number of directors may not be less than one nor more than fifteen. Effective upon filing of this Certificate, the members of the board of directors shall be as follows:

          Simon A. Hershon         1733 Connecticut Avenue, N.W.
                              Washington, D.C.  20009

          Ehud D. Laska            1733 Connecticut Avenue, N.W.
                              Washington, D.C.  20009

                           ARTICLE VI
                  POWERS OF BOARD OF DIRECTORS

      The property and business of the Corporation shall be controlled and managed by or under the direction of its Board of Directors. In furtherance, and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

      (a) To make, alter, amend or repeal the Bylaws of the Corporation; provided, that no adoption, amendment, or repeal of the Bylaws shall invalidate any act of the board of directors that would have been valid prior to such adoption, amendment, or repeal.;

      (b) To determine the rights, powers, duties, rules and procedures that affect the power of the board of directors to manage and direct the property, business, and affairs of the Corporation, including the power to designate and empower committees of the board of directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for board meetings, as well as the manner of taking board action; and

     (c) To exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and the Bylaws of the Corporation.

                           ARTICLE VII
                         INDEMNIFICATION

      The Corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                          ARTICLE VIII
         LIMITATION ON PERSONAL LIABILITY FOR DIRECTORS

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                           ARTICLE IX
                CERTIFICATE SUBJECT TO AMENDMENT

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of
Incorporation, in the manner now or hereafter prescribed by statute or by the Certificate of Incorporation, and except as otherwise provided by this Certificate of Incorporation, all rights conferred upon stockholders herein are granted subject to this reservation.

                            ARTICLE X
                          INCORPORATOR

     The sole incorporator of the Corporation is:

          Simon A. Hershon         1733 Connecticut Avenue, N.W.
                              Washington, D.C.  20009

      IN WITNESS WHEREOF, the undersigned, acting as the sole incorporator of the Corporation, signs this Certificate of Incorporation as his act and deed this 8th day of June, 1998.

                                   /s/ Simon A. Hershon

                   CERTIFICATE OF AMENDMENT OF
                 CERTIFICATE OF INCORPORATION OF
                IBF PARTICIPATING INCOME FUND II


      IBF  PARTICIPATING INCOME FUND II, a corporation  organized and  existing under the General Corporation Law of the  State  of

Delaware (the "Corporation"), does hereby certify that:

       The   amendment   to  the  Corporation's  Certificate   of

Incorporation  set  forth below was duly adopted  by  resolutions approved by the Corporation's Board of Directors and stockholders in  accordance with the provisions of Section 242 of the  General

Corporation Law of the State of Delaware:

       Amendment.   The  Certificate  of  Incorporation  of   the
corporation is amended by striking Article I in its entirety and replacing therefor:

                            ARTICLE I
                              NAME

          The  name  of  the Corporation is  IBF  VI  -
          Guaranteed Income Fund.

     IN WITNESS WHEREOF, IBF Participating Income Fund has caused this Certificate to be signed by its duly authorized officer this

21st day of December, 1998.

                                    IBF PARTICIPATING INCOME FUND II

                                    /s/ Simon A. Hershon, President